Exhibit 99. (j)

Anchin, Block & Anchin LLP
Accountants and Consultants

1375 Broadway
 New York, New York 10018
(212) 840-3456
FAX (212) 840-7066

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of the W.P. Stewart & Co. Growth Fund, Inc. Post-Effective Amendment No. 16 to the Registration Statement Under The Securities Act of 1933 and Amendment Number 17 to the Registration Statement Under the Investment Company Act of 1940 on Form N-1A of our report dated February 18, 2006, relating to the financial statements and financial highlights of the W.P. Stewart & Co. Growth Fund, Inc. We also consent to the reference to us under the heading “Financial Highlights” in the Prospectus.

We also consent to the reference to our firm under the captions “Independent Registered Accounting Firm” in the Statement of Additional Information.

/s/ Anchin, Block & Anchin

Anchin, Block & Anchin LLP

April 27, 2006